Exhibit 99.1

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600

	Contact: Emily Riley –	phone: 215 231.1035
email: emily.riley@radian.biz

Radian Reports Fourth Quarter and Full Year 2009 Financial Results

- Improves holding company liquidity position and now projects excess through 2012-

- Improves foundation to write new MI business with 15.4:1 risk-to-capital ratio -

PHILADELPHIA, February 23, 2010 - Radian Group Inc. (NYSE: RDN) today reported a net loss for the quarter ended December 31, 2009, of $91.9 million, or $1.12 per diluted share. This compares to a net loss of $250.4 million, or $3.11 per diluted share, for the prior-year quarter. The net loss for the full year 2009 was $147.9 million, or $1.80 per diluted share. This compares to a net loss of $410.6 million, or $5.12 per diluted share for the prior year. Book value per share at December 31, 2009, was $24.22.

“We achieved our most important goals in the quarter by improving Radian’s liquidity position and effectively managing our capital,” said Chief Executive Officer S. A. Ibrahim. “As a result of a series of strategic actions and better-than-expected operating results that reduced our estimated inter-company tax obligation for 2010, we now anticipate having excess liquidity through 2012. In addition, by actively managing our risk-to-capital ratio to 15.4 to 1, we have improved our foundation to continue writing new, high-quality mortgage insurance business.”

Ibrahim added, “Our results illustrate the challenging macroeconomic environment affecting our company. However, we are encouraged by signs of improvement in our mortgage insurance business, including a lower rate of new delinquencies, both sequentially and year-over-year, in a quarter that is traditionally prone to seasonal increases.”

FOURTH QUARTER HIGHLIGHTS

•         Radian Guaranty Inc.’s risk-to-capital ratio was 15.4:1 at December 31, 2009, compared to a ratio of 16.1:1 at September 30, 2009, and 16.4:1 at December 31, 2008. While Radian Guaranty remains below the 25:1 risk-to-capital limit imposed by some states, the company has prepared, subject to final regulatory and GSE approval, its 50-state licensed mortgage insurance subsidiary, Amerin Guaranty, to write new business in those states if needed. Radian expects to continue writing high-quality mortgage insurance business, uninterrupted, for the foreseeable future.

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600

•         The mortgage insurance provision for losses of $459.9 million in the fourth quarter and $1.3 billion for the full year 2009 reflects higher delinquency counts and the continued aging of delinquencies, in addition to ongoing benefits associated with the company’s various loss mitigation activities. As a result of the steady slowing of new delinquencies, Radian expects the delinquency level to stabilize throughout 2010, and decrease by the end of 2010.

•         Consistent with its strategy of actively managing the legacy portfolio and reducing non-core risk, Radian completed a series of transactions in the quarter that reduced the company’s risk in force in pool and modified pool insurance as well as NIMs, second-lien, international mortgage risk and financial guaranty credit default swaps (CDS).

•         Total mortgage insurance claims paid were $426.8 million for the fourth quarter and $970.1 million for the full-year 2009. For the fourth quarter, excluding a $197.7 million impact from first-lien terminations and net of proceeds received from captive terminations of $25.2 million, claims paid were $254.3 million, which consisted of $239.5 million of first-liens and $14.8 million of second-liens. For the full-year 2009, excluding the impact of first- and second-lien terminations as well as proceeds received from captive terminations, claims paid were $818.0 million, compared to $916.1 million in 2008. For 2010, the company expects mortgage insurance claims paid to be approximately $1.5 billion.

•         As a result of reduced mortgage industry origination volume and mortgage insurance penetration, new mortgage insurance written (NIW) was $2.4 billion in the quarter and $17.0 billion for the year. NIW in the quarter continued to consist of loans with excellent risk characteristics, and the company maintained market share for the quarter and also for the year of more than 20 percent.

•         Radian Asset Assurance Inc., the company’s principal financial guaranty subsidiary, continues to serve as an important source of capital support for Radian Guaranty, the company’s mortgage insurance subsidiary, and is expected to continue to provide Radian Guaranty with cash infusions over time.

• As of December 31, 2009, Radian Asset had approximately $1.1 billion in statutory surplus with an additional $1.5 billion in claims-paying resources.

•      In October, Radian Asset transferred $143 million of contingency reserves to surplus, which strengthened Radian Guaranty’s statutory capital and positively impacted the company’s risk-to-capital ratio.

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600

CONFERENCE CALL

Radian will discuss each of these items in its conference call today, Tuesday, February 23, 2010, at 10:00 a.m. Eastern time. The conference call will be broadcast live over the Internet at http://www.ir.radian.biz/phoenix.zhtml?c=112301&p=irol-audioarchives or at www.radian.biz. The call may also be accessed by dialing 800-230-1059 inside the U.S., or 612-288-0340 for international callers, using passcode 145249 or by referencing Radian.

A replay of the webcast will be available on the Radian website approximately two hours after the live broadcast ends for a period of one year. A replay of the conference call will be available two and a half hours after the call ends for one week, using the following dial-in numbers and passcode: 800-475-6701 inside the U.S., or 320-365-3844 for international callers, passcode 145249.

In addition to the information provided in the company’s earnings news release, other statistical and financial information, which is expected to be referred to during the conference call, will be available on Radian’s Web site under Investors >Quarterly Results, or by clicking on http://www.ir.radian.biz/phoenix.zhtml?c=112301&p=irol-earnings.

About Radian

Radian Group Inc. (NYSE: RDN), headquartered in Philadelphia, provides private mortgage insurance and related risk mitigation products and services to mortgage lenders nationwide through its principal operating subsidiary, Radian Guaranty Inc. These services help promote and preserve homeownership opportunities for homebuyers, while protecting lenders from default-related losses on residential first mortgages and facilitating the sale of low-downpayment mortgages in the secondary market. Additional information may be found at www.radian.biz.

Financial Results and Supplemental Information Contents (Unaudited)

For trend information on all schedules, refer to Radian’s quarterly financial statistics at http://www.radian.biz/investors/financial/corporate.aspx.

Exhibit A:	Condensed Consolidated Statements of Income
Exhibit B:	Condensed Consolidated Balance Sheets
Exhibit C:	Segment Information Quarter Ended December 31, 2009
Exhibit D:	Segment Information Quarter Ended December 31, 2008
Exhibit E:	Segment Information Year Ended December 31, 2009
Exhibit F:	Segment Information Year Ended December 31, 2008
Exhibit G:	Financial Guaranty Supplemental Information –
For the Quarter and Year Ended and as of December 31, 2009
Exhibit H:	Financial Guaranty Supplemental Information –
For the Quarter and Year Ended and as of December 31, 2009
Exhibit I:	Mortgage Insurance Supplemental Information –
For the Quarter and Year Ended and as of December 31, 2009
New Insurance Written and Risk Written

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600	Exhibit J:	Mortgage Insurance Supplemental Information –
For the Quarter and Year Ended and as of December 31, 2009
Insurance in Force and Risk in Force
	Exhibit K:	Mortgage Insurance Supplemental Information –
For the Quarter and Year Ended and as of December 31, 2009
Risk in Force by LTV and Policy Year and other Risk in Force
	Exhibit L:	Mortgage Insurance Supplemental Information –
For the Quarter and Year Ended and as of December 31, 2009
Claims and Reserves
	Exhibit M:	Mortgage Insurance Supplemental Information –
For the Quarter and Year Ended and as of December 31, 2009
Default Statistics
	Exhibit N:	Mortgage Insurance Supplemental Information –
For the Quarter and Year Ended and as of December 31, 2009
Net Premiums Written and Earned, Smart Home, Captives and Persistency
	Exhibit O:	Mortgage Insurance Supplemental Information –
For the Quarter Ended and as of December 31, 2009
Reinsurance Progression Toward Attachment – Summary by Book Year
	Exhibit P:	Mortgage Insurance Supplemental Information –
For the Quarter Ended and as of December 31, 2009
Modified Pool
	Exhibit Q:	Mortgage Insurance Supplemental Information –
For the Quarter and Year Ended and as of December 31, 2009
Alt-A Risk in Force
	Exhibit R:	Financial Services Supplemental Information –
For the Quarter and Year Ended and as of December 31, 2009
	Exhibit S:	Impact of Mortgage Insurance Terminations –
For the Quarter and Year Ended and as of December 31, 2009

Radian Group Inc. and Subsidiaries

Condensed Consolidated Statements of Income

Exhibit A

	Quarter Ended December 31			Year Ended December 31
(In thousands, except per-share data)	2009	2008		2009	2008

Revenues:
Net premiums written - insurance	$163,251	$147,467		$443,848 (1)	$816,869

Net premiums earned - insurance	$211,570	$231,044		$825,901	$971,820
Net investment income	50,624	66,711		214,190	263,033
Change in fair value of derivative instruments	142,913	(217,879)		99,958	710,913
Net gains (losses) on other financial instruments	(7,390)	(19,658)		168,572	(94,300)
Total other-than-temporary impairment losses	(8,396)	(2,936)		(9,269)	(55,166)
Losses recognized in other comprehensive loss	—	—		—	—

Net impairment losses recognized in earnings	(8,396)	(2,936)		(9,269)	(55,166)
Other income	3,539	2,145		14,026	11,736

Total revenues	392,860	59,427		1,313,378	1,808,036

Expenses:
Provision for losses	473,166	618,835		1,337,574	2,205,340
Provision for premium deficiency	16,065	(244,512	) (2)	(61,504)	(108,785	) (2)
Policy acquisition costs	8,920	15,768		63,034	136,396	(3)
Other operating expenses	42,499	55,726		203,770	255,497
Interest expense	10,120	13,337		46,010	53,514

Total expenses	550,770	459,154		1,588,884	2,541,962

Equity in net income of affiliates	9,618	15,769		33,226	59,797

Pretax loss	(148,292)	(383,958)		(242,280)	(674,129)
Income tax benefit	(56,425)	(133,566)		(94,401)	(263,550)

Net loss	$(91,867)	$(250,392)		$(147,879)	$(410,579)

Diluted net loss per share (4)	$(1.12)	$(3.11)		$(1.80)	$(5.12)

(1)     Includes the reversal of $185.6 million of premiums written related to the Ambac Commutation in our Financial Guaranty segment.

(2)     Includes $(150.1) million for first-lien mortgages and $(94.4) million for second-lien mortgages in the fourth quarter of 2008 and $(108.8) million for second-lien mortgages for the year ended December 31, 2008. All 2009 amounts relate to second-lien mortgages.

(3)     Includes the acceleration of $50.8 million of deferred policy acquisition cost amortization for the year ended December 31, 2008, as a result of the establishment of a first-lien premium deficiency reserve in the second quarter of 2008.

(4)     Weighted average shares outstanding (In thousands)

Average common shares outstanding	81,926	80,642		81,937	80,258

Increase in shares-potential exercise of options-diluted basis	—	—		—	—

Weighted average shares outstanding	81,926	80,642		81,937	80,258

For Trend Information, refer to our Quarterly Financial Statistics on Radian’s (RDN) website.

Radian Group Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Exhibit B

(In thousands, except per-share data)	December 31 2009	December 31 2008

Assets:
Cash and investments	$6,214,376	$6,060,601
Investments in affiliates	121,480	99,712
Deferred policy acquisition costs	160,281	160,526
Prepaid federal income taxes	—	248,828
Derivative assets	68,534	179,515
Deferred income taxes, net	440,948	446,102
Reinsurance recoverables	628,572	492,359
Other assets	442,115	428,476

Total assets	$8,076,306	$8,116,119

Liabilities and stockholders’ equity:
Unearned premiums	$823,621	$916,724
Reserve for losses and loss adjustment expenses	3,578,982	3,224,542
Reserve for premium deficiency	25,357	86,861
Long-term debt and other borrowings	698,222	857,802
Variable interest entity debt	296,080	160,035
Derivative liabilities	238,697	519,260
Other liabilities	410,353	320,185

Total liabilities	6,071,312	6,085,409

Common stock	100	98
Additional paid-in capital	473,759	462,647
Retained earnings	1,602,143	1,766,946
Accumulated other comprehensive income	(71,008)	(198,981)

Total common stockholders’ equity	2,004,994	2,030,710

Total liabilities and stockholders’ equity	$8,076,306	$8,116,119

Book value per share	$24.22	$25.06

Radian Group Inc. and Subsidiaries

Segment Information

Quarter Ended December 31, 2009

Exhibit C

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written - insurance	$164,198	$(947)	$—	$163,251

Net premiums earned - insurance	$189,634	$21,936	$—	$211,570
Net investment income	32,406	18,217	1	50,624
Change in fair value of derivative instruments	14,027	128,886	—	142,913
Net gains (losses) on other financial instruments	1,365	(8,755)	—	(7,390)
Net impairment losses recognized in earnings	(8,396)	—	—	(8,396)
Other income	2,393	1,078	68	3,539

Total revenues	231,429	161,362	69	392,860

Expenses:
Provision for losses	459,853	13,313	—	473,166
Provision for premium deficiency	16,065	—	—	16,065
Policy acquisition costs	5,231	3,689	—	8,920
Other operating expenses	29,763	12,604	132	42,499
Interest expense	3,320	6,800	—	10,120

Total expenses	514,232	36,406	132	550,770

Equity in net income of affiliates	—	—	9,618	9,618

Pretax (loss) income	(282,803)	124,956	9,555	(148,292)

Income tax (benefit) provision	(103,408)	43,637	3,346	(56,425)

Net (loss) income	$(179,395)	$81,319	$6,209	$(91,867)

Cash and investments	$3,775,682	$2,438,694	$—	$6,214,376
Deferred policy acquisition costs	35,854	124,427	—	160,281
Total assets	4,968,963	2,985,919	121,424	8,076,306
Unearned premiums	240,346	583,275	—	823,621
Reserve for losses and loss adjustment expenses	3,450,538	128,444	—	3,578,982
Derivative liabilities	—	238,697	—	238,697

Radian Group Inc. and Subsidiaries

Segment Information

Quarter Ended December 31, 2008

Exhibit D

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written - insurance	$188,368	$(40,901)	$—	$147,467

Net premiums earned - insurance	$203,213	$27,831	$—	$231,044
Net investment income	38,804	27,907	—	66,711
Change in fair value of derivative instruments	(3,391)	(214,488)	—	(217,879)
Net (losses) gains on other financial instruments	(14,923)	(4,765)	30	(19,658)
Net impairment losses recognized in earnings	(1,999)	(937)	—	(2,936)
Other income	2,082	63	—	2,145

Total revenues	223,786	(164,389)	30	59,427

Expenses:
Provision for losses	551,284	67,551	—	618,835
Provision for premium deficiency	(244,512)	—	—	(244,512)
Policy acquisition costs	6,630	9,138	—	15,768
Other operating expenses	28,731	26,867	128	55,726
Interest expense	6,482	6,855	—	13,337

Total expenses	348,615	110,411	128	459,154

Equity in net income of affiliates	—	16	15,753	15,769

Pretax (loss) income	(124,829)	(274,784)	15,655	(383,958)

Income tax (benefit) provision	(47,784)	(91,572)	5,790	(133,566)

Net (loss) income	$(77,045)	$(183,212)	$9,865	$(250,392)

Cash and investments	$3,508,018	$2,552,583	$—	$6,060,601
Deferred policy acquisition costs	21,286	139,240	—	160,526
Total assets	4,800,708	3,151,695	163,716	8,116,119
Unearned premiums	336,126	580,598	—	916,724
Reserve for losses and loss adjustment expenses	2,989,994	234,548	—	3,224,542
Derivative liabilities	161,839	357,421	—	519,260

Radian Group Inc. and Subsidiaries

Segment Information

Year Ended December 31, 2009

Exhibit E

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written - insurance	$630,076	$(186,228)	$—	$443,848

Net premiums earned - insurance	$724,423	$101,478	$—	$825,901
Net investment income	129,871	84,315	4	214,190
Change in fair value of derivative instruments	(14,428)	114,386	—	99,958
Net gains on other financial instruments	65,615	102,957	—	168,572
Net impairment losses recognized in earnings	(9,246)	(23)	—	(9,269)
Other income	12,258	1,394	374	14,026

Total revenues	908,493	404,507	378	1,313,378

Expenses:
Provision for losses	1,300,827	36,747	—	1,337,574
Provision for premium deficiency	(61,504)	—	—	(61,504)
Policy acquisition costs	27,563	35,471	—	63,034
Other operating expenses	140,487	67,223	(3,940)	203,770
Interest expense	15,372	30,638	—	46,010

Total expenses	1,422,745	170,079	(3,940)	1,588,884

Equity in net income of affiliates	—	—	33,226	33,226

Pretax (loss) income	(514,252)	234,428	37,544	(242,280)

Income tax (benefit) provision	(176,456)	68,641	13,414	(94,401)

Net (loss) income	$(337,796)	$165,787	$24,130	$(147,879)

Radian Group Inc. and Subsidiaries

Segment Information

Year Ended December 31, 2008

Exhibit F

(In thousands)	Mortgage Insurance	Financial Guaranty	Financial Services	Total
Revenues:
Net premiums written - insurance	$787,232	$29,637	$—	$816,869

Net premiums earned - insurance	$808,781	$163,039	$—	$971,820
Net investment income	154,607	108,412	14	263,033
Change in fair value of derivative instruments	102,157	608,756	—	710,913
Net (losses) gains on other financial instruments	(62,906)	(31,544)	150	(94,300)
Net impairment losses recognized in earnings	(20,230)	(34,936)	—	(55,166)
Other income	11,133	300	303	11,736

Total revenues	993,542	814,027	467	1,808,036

Expenses:
Provision for losses	2,090,845	114,495	—	2,205,340
Provision for premium deficiency	(108,785)	—	—	(108,785)
Policy acquisition costs	89,103	47,293	—	136,396
Other operating expenses	155,375	99,509	613	255,497
Interest expense	27,622	25,643	249	53,514

Total expenses	2,254,160	286,940	862	2,541,962

Equity in net income of affiliates	—	16	59,781	59,797

Pretax (loss) income	(1,260,618)	527,103	59,386	(674,129)

Income tax (benefit) provision	(475,970)	187,965	24,455	(263,550)

Net (loss) income	$(784,648)	$339,138	$34,931	$(410,579)

Radian Group Inc.

Financial Guaranty Supplemental Information

For the Quarter and Year Ended and as of December 31, 2009

Exhibit G

(In thousands)	Quarter Ended December 31		Year Ended December 31
	2009	2008	2009		2008
Net Premiums Earned:
Public finance direct	$14,215	$12,997	$49,965		$56,191
Public finance reinsurance	5,935	24,082	44,232		89,227
Structured direct	1,208	3,207	6,364		14,418
Structured reinsurance	584	4,527	15,714		19,690
Trade credit reinsurance	17	162	191		657

Net Premiums Earned - insurance	21,959	44,975	116,466		180,183
Impact of commutations (1)	(23)	(17,144)	(14,988)		(17,144)

Total Net Premiums Earned - insurance	$21,936	$27,831	$101,478		$163,039

Refundings included in earned premium	$8,913	$19,443	$40,989		$75,090

Claims paid:
Trade credit reinsurance	$(136)	$2,008	$776		$3,440
Financial Guaranty	10,258	14,932	134,019	(2)	128,972	(3)

Total	$10,122	$16,940	$134,795		$132,412

Balance Sheet impact of initial adoption of the accounting standard for financial guarantee insurance contracts on January 1, 2009:

($ in millions)
Increase in unearned premiums	$(292.8)
Increase in premiums receivable	161.4
Increase in deferred policy acquisition costs	66.0
Decrease in reserve for losses and LAE	8.2
Decrease in deferred taxes, net	20.2
Increase in premium taxes payable	(0.6)

Decrease in equity	$(37.6)

Balance Sheet impact of Ambac Commutation in Q3 2009:

($ in millions)
Decrease in:
Cash and investments	$100.0
Premiums receivable	93.2
Unearned premiums	185.6
Reserve for losses and LAE	53.9
Deferred policy acquisition costs	46.3

(1)	Amounts recorded related to the recaptures of previously ceded business by primary insurer customers of the financial guaranty insurance business.
(2)	Includes $53.9 million related to Ambac Commutation.
(3)	Includes a $100 million payment related to one CDO of ABS transaction that was fully reserved for in 2007.

Radian Group Inc.

Financial Guaranty Supplemental Information

For the Quarter and Year Ended and as of December 31, 2009

Exhibit H

($ in thousands, except ratios)	December 31 2009		December 31 2008
Statutory Information:

Capital and surplus	$1,062,637		$968,197
Contingency reserve	366,108		515,023

Qualified statutory capital	1,428,745		1,483,220

Unearned premium reserve	595,819		729,274
Loss and loss expense reserve	128,754		82,340

Total statutory policyholders’ reserves	2,153,318		2,294,834

Present value of installment premiums	260,662		380,666
Soft capital facilities	150,000		150,000

Total statutory claims paying resources	$2,563,980		$2,825,500

Net debt service outstanding	$110,207,923		$138,430,925

Capital leverage ratio (1)	77		93
Claims paying leverage ratio (2)	43		49

Net par outstanding by product:
Public finance direct	$17,536,616		$17,836,221
Public finance reinsurance	24,180,588		31,578,163
Structured direct	43,528,366		46,001,355
Structured reinsurance	2,174,433		5,310,004

Total	$87,420,003	(3)	$100,725,743

Reserve for losses and LAE-GAAP Basis:
Financial Guaranty	$121,833		$219,671
Trade Credit	6,611		14,877

Total	$128,444		$234,548

(1)	The capital leverage ratio is derived by dividing net debt service outstanding by qualified statutory capital.
(2)	The claims paying leverage ratio is derived by dividing net debt service outstanding by total statutory claims paying resources.
(3)	Reduction due to $9.8 billion of par that was commuted in connection with the Ambac Commutation in July 2009. Also included in public finance net par outstanding is $2.2 billion for legally defeased bond issues where our financial guaranty policy has not been extinguished but cash or securities have been deposited in an escrow account for the benefit of bondholders. The accounting standard for financial guarantee insurance contracts requires that these contracts continue to be accounted for as outstanding contracts despite the elimination of substantially all risk.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2009

Exhibit I

	Quarter Ended December 31				Year Ended December 31
($ in millions)	2009		2008		2009		2008
	$	%	$	%	$	%	$	%
Primary new insurance written
Flow	$2,414	100.0%	$5,025	99.7%	$16,969	100.0%	$31,265	96.2%
Structured	—	—	14	0.3%	—	—	1,248	3.8%

Total Primary	$2,414	100.0%	$5,039	100.0%	$16,969	100.0%	$32,513	100.0%

Flow
Prime	$2,412	99.9%	$5,003	99.6%	$16,942	99.8%	$29,359	93.9%
Alt-A	—	—	16	0.3%	11	0.1%	1,170	3.7%
A minus and below	2	0.1%	6	0.1%	16	0.1%	736	2.4%

Total Flow	$2,414	100.0%	$5,025	100.0%	$16,969	100.0%	$31,265	100.0%

Structured
Prime	$—	—	$13	92.9%	$—	—	$1,245	99.8%
Alt-A	—	—	1	7.1%	—	—	3	0.2%

Total Structured	$—	—	$14	100.0%	$—	—	$1,248	100.0%

Total
Prime	$2,412	99.9%	$5,016	99.6%	$16,942	99.8%	$30,604	94.1%
Alt-A	—	—	17	0.3%	11	0.1%	1,173	3.6%
A minus and below	2	0.1%	6	0.1%	16	0.1%	736	2.3%

Total Primary	$2,414	100.0%	$5,039	100.0%	$16,969	100.0%	$32,513	100.0%

Total primary new insurance written by FICO score
Flow
>=740	$1,829	75.8%	$2,880	57.3%	$12,293	72.5%	$14,792	47.3%
680-739	581	24.1%	1,725	34.3%	4,403	25.9%	11,454	36.6%
620-679	4	0.1%	419	8.4%	272	1.6%	4,642	14.9%
<=619	—	—	1	—%	1	—	377	1.2%

Total Flow	$2,414	100.0%	$5,025	100.0%	$16,969	100.0%	$31,265	100.0%

Structured
>=740	$—	—	$10	71.4%	$—	—	$790	63.3%
680-739	—	—	4	28.6%	—	—	441	35.3%
620-679	—	—	—	—%	—	—	17	1.4%

Total Structured	$—	—	$14	100.0%	$—	—	$1,248	100.0%

Total
>=740	$1,829	75.8%	$2,890	57.4%	$12,293	72.5%	$15,582	47.9%
680-739	581	24.1%	1,729	34.3%	4,403	25.9%	11,895	36.6%
620-679	4	0.1%	419	8.3%	272	1.6%	4,659	14.3%
<=619	—	—	1	—%	1	—	377	1.2%

Total Primary	$2,414	100.0%	$5,039	100.0%	$16,969	100.0%	$32,513	100.0%

Percentage of primary new insurance written
Refinances	26%		17%		41%		30%
95.01% LTV and above	0.2%		1%		0.1%		11%
ARMs
Less than 5 years	0.1%		1%		0.1%		1%
5 years and longer	5.8%		3%		1.6%		8%

Primary risk written
Flow	$533	100.0%	$1,177	99.8%	$3,663	100.0%	$7,494	95.9%
Structured	—	—	2	0.2%	—	—	318	4.1%

Total Primary	$533	100.0%	$1,179	100.0%	$3,663	100.0%	$7,812	100.0%

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2009

Exhibit J

($ in millions)	December 31 2009		December 31 2008
	$	%	$	%
Primary insurance in force
Flow	$121,596	84.3%	$121,439	78.2%
Structured	22,672	15.7%	33,800	21.8%

Total Primary	$144,268	100.0%	$155,239	100.0%

Prime	$111,398	77.2%	$111,558	71.9%
Alt-A	22,941	15.9%	32,623	21.0%
A minus and below	9,929	6.9%	11,058	7.1%

Total Primary	$144,268	100.0%	$155,239	100.0%

Primary risk in force
Flow	$29,971	88.8%	$30,388	86.9%
Structured	3,794	11.2%	4,563	13.1%

Total Primary	$33,765	100.0%	$34,951	100.0%

Flow
Prime	$25,036	83.5%	$24,815	81.7%
Alt-A	3,121	10.4%	3,584	11.8%
A minus and below	1,814	6.1%	1,989	6.5%

Total Flow	$29,971	100.0%	$30,388	100.0%

Structured
Prime	$2,059	54.3%	$2,390	52.4%
Alt-A	1,083	28.5%	1,412	30.9%
A minus and below	652	17.2%	761	16.7%

Total Structured	$3,794	100.0%	$4,563	100.0%

Total
Prime	$27,095	80.2%	$27,205	77.8%
Alt-A	4,204	12.5%	4,996	14.3%
A minus and below	2,466	7.3%	2,750	7.9%

Total Primary	$33,765	100.0%	$34,951	100.0%

Total primary risk in force by FICO score
Flow
>=740	$10,526	35.1%	$9,436	31.1%
680-739	10,790	36.0%	11,253	37.0%
620-679	7,329	24.5%	8,195	27.0%
<=619	1,326	4.4%	1,504	4.9%

Total Flow	$29,971	100.0%	$30,388	100.0%

Structured
>=740	$1,036	27.3%	$1,233	27.0%
680-739	1,168	30.8%	1,422	31.2%
620-679	990	26.1%	1,205	26.4%
<=619	600	15.8%	703	15.4%

Total Structured	$3,794	100.0%	$4,563	100.0%

Total
>=740	$11,562	34.3%	$10,669	30.5%
680-739	11,958	35.4%	12,675	36.3%
620-679	8,319	24.6%	9,400	26.9%
<=619	1,926	5.7%	2,207	6.3%

Total Primary	$33,765	100.0%	$34,951	100.0%

Percentage of primary risk in force
Refinances	31%		30%
95.01% LTV and above	21%		22%
ARMs
Less than 5 years	8%		9%
5 years and longer	8%		9%

Pool risk in force
Prime	$1,918	71.1%	$2,090	70.8%
Alt-A	246	9.1%	291	9.9%
A minus and below	534	19.8%	569	19.3%

Total	$2,698	100.0%	$2,950	100.0%

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2009

Exhibit K

($ in millions)	December 31 2009		December 31 2008
	$	%	$	%
Total primary risk in force by LTV
85.00% and below	$3,263	9.6%	$3,598	10.3%
85.01% to 90.00%	12,589	37.3%	12,331	35.3%
90.01% to 95.00%	10,996	32.6%	11,217	32.1%
95.01% and above	6,917	20.5%	7,805	22.3%

Total	$33,765	100.0%	$34,951	100.0%

Total primary risk in force by policy year
2005 and prior	$9,709	28.7%	$11,526	33.0%
2006	4,390	13.0%	5,196	14.9%
2007	9,443	28.0%	10,711	30.6%
2008	6,725	19.9%	7,518	21.5%
2009	3,498	10.4%	—	—

Total	$33,765	100.0%	$34,951	100.0%

Total pool risk in force by policy year
2005 and prior	$2,183	80.9%	$2,402	81.4%
2006	236	8.7%	252	8.6%
2007	223	8.3%	237	8.0%
2008	56	2.1%	59	2.0%

Total pool risk in force	$2,698	100.0%	$2,950	100.0%

Other risk in force
Second-lien
1st loss	$147		$267
2nd loss	116		355
NIMs	353		438
International
1st loss-Hong Kong primary mortgage insurance	257		413
Reinsurance	—		153
Credit default swaps	127		3,361
Other
Domestic credit default swaps	—		132

Total other risk in force	$1,000		$5,119

Risk to capital ratio-Radian Guaranty only (1)	15.4:1		16.4:1

(1)	Starting June 30, 2009, risk in force on policies currently in default and for which loss reserves have been established are deducted from total risk in force used for our risk to capital calculations. Risk to capital ratios for the prior periods have not been restated to conform with this presentation.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2009

Exhibit L

($ in thousands)	Quarter Ended December 31		Year Ended December 31
	2009	2008	2009	2008
Direct claims paid
Prime	$122,004	$87,990	$368,820	$310,965
Alt-A	70,295	58,262	219,544	210,700
A minus and below	47,196	48,701	163,069	211,612
Second-lien and other	14,849	44,778	66,584	182,872

Subtotal	254,344	239,731	818,017	916,149
Impact of first-lien terminations	197,692	—	197,692	—
Impact of captive terminations	(25,194)	—	(132,941)	—
Impact of second-lien terminations	—	—	87,323	—

Total	$426,842	$239,731	$970,091	$916,149

Average claim paid (1)
Prime	$44.0	$43.4	$42.8	$40.9
Alt-A	56.9	57.3	54.9	54.8
A minus and below	39.8	40.4	39.1	39.0
Second-lien and other	38.0	36.8	41.2	35.5
Total	$45.5	$43.9	$44.5	$41.6

Loss ratio - GAAP Basis	242.5%	268.4%	179.6%	250.4%
Expense ratio - GAAP Basis	18.5%	17.2%	23.2%	29.3	% (2)

	261.0%	285.6%	202.8%	279.7%

Reserve for losses by category
Prime	$1,265,859	$829,097
Alt-A	767,043	977,177
A minus and below	456,281	446,193
Pool insurance	295,996	107,441
Second-lien	43,579	136,591
Other	136	1,659

Reserve for losses, net	2,828,894	2,498,158
Reinsurance recoverable	621,644 (3)	491,836

Total	$3,450,538	$2,989,994

(1)	Calculated without giving effect to the impact of first-lien, second-lien and captive terminations.
(2)	Includes the acceleration of $50.8 million of deferred policy acquisition cost amortization, as a result of the establishment of a first-lien premium deficiency reserve in the second quarter of 2008.
(3)	Reinsurance recoverable on ceded losses related to captives ($490 million) and Smart Home ($131 million).

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2009

Exhibit M

	December 31 2009	December 31 2008
Default Statistics
Primary insurance:

Flow
Prime
Number of insured loans	614,590	624,970
Number of loans in default	78,130	44,575
Percentage of loans in default	12.71%	7.13%

Alt-A
Number of insured loans	60,616	68,948
Number of loans in default	22,177	16,959
Percentage of loans in default	36.59%	24.60%

A minus and below
Number of insured loans	53,932	59,189
Number of loans in default	20,911	15,768
Percentage of loans in default	38.77%	26.64%

Total Flow
Number of insured loans	729,138	753,107
Number of loans in default	121,218	77,302
Percentage of loans in default	16.62%	10.26%

Structured
Prime
Number of insured loans	52,629	67,165
Number of loans in default	7,520	6,692
Percentage of loans in default	14.29%	9.96%

Alt-A
Number of insured loans	43,615	80,491
Number of loans in default	15,295	18,747
Percentage of loans in default	35.07%	23.29%

A minus and below
Number of insured loans	19,287	22,315
Number of loans in default	7,965	7,812
Percentage of loans in default	41.30%	35.01%

Total Structured
Number of insured loans	115,531	169,971
Number of loans in default	30,780	33,251
Percentage of loans in default	26.64%	19.56%

Total Primary Insurance
Prime
Number of insured loans	667,219	692,135
Number of loans in default	85,650	51,267
Percentage of loans in default	12.84%	7.41%

Alt-A
Number of insured loans	104,231	149,439
Number of loans in default	37,472	35,706
Percentage of loans in default	35.95%	23.89%

A minus and below
Number of insured loans	73,219	81,504
Number of loans in default	28,876	23,580
Percentage of loans in default	39.44%	28.93%

Total Primary Insurance
Number of insured loans	844,669	923,078
Number of loans in default (1)	151,998	110,553
Percentage of loans in default	17.99%	11.98%

Pool insurance:
Number of loans in default (2)	36,397	32,677

(1)	Includes an estimated 3,302 and 5,373 defaults at December 31, 2009 and December 31, 2008, respectively, for which reserves have not been established because they were associated with transactions where no claim payment was anticipated primarily due to deductibles or where a partial reserve has been recorded that is less than the gross calculated reserve due to the presence of a deductible.
(2)	Includes an estimated 18,033 and 23,364 defaults at December 31, 2009 and December 31, 2008, respectively, for which reserves have not been established because they were associated with transactions where no claim payment was anticipated primarily due to deductibles or where a partial reserve has been recorded that is less than the gross calculated reserve due to the presence of a deductible.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2009

Exhibit N

	Quarter Ended December 31			Year Ended December 31
	2009		2008	2009		2008

Net Premiums Written (In thousands)
Primary and Pool Insurance	$166,188		$181,173	$650,060		$759,943
Second-lien	709	(1)	3,028	(41	) (1)	11,458
International	(2,699	) (1)	4,167	(19,943	) (1)	15,831

Total Net Premiums Written - Insurance	$164,198		$188,368	$630,076		$787,232

Net Premiums Earned (In thousands)
Primary and Pool Insurance	$185,306		$193,706	$703,076		$768,723
Second-lien	972		4,349	5,621		18,727
International	3,356		5,158	15,726		21,331

Total Net Premiums Earned - Insurance	$189,634		$203,213	$724,423		$808,781

SMART HOME (In millions)
Ceded Premiums Written	$2.9		$3.0	$10.9		$13.0
Ceded Premiums Earned	$2.9		$3.0	$10.9		$13.0

1st Lien Captives
Premiums ceded to captives (In millions)	$26.8		$33.9	$129.8		$138.3
% of total premiums	12.5%		14.7%	15.4%		15.0%
NIW subject to captives (In millions)	$39.9		$1,556.8	$1,655.6		$11,824.9
% of primary NIW	1.7%		30.9%	9.8%		36.4%
IIF included in captives (2)	29.3%		34.8%
RIF included in captives (2)	31.5%		43.8%

Persistency (twelve months ended December 31)	82.0%		85.8%

	December 31 2009		December 31 2008
SMART HOME

% of Primary RIF included in Smart Home Transactions (2)	3.4%		3.7%

(1)	Reflects the impact of second-lien and international terminations.
(2)	Radian reinsures the middle layer risk positions, while retaining a significant portion of the total risk comprising the first loss and most remote risk positions.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2009

Exhibit O

Reinsurance Progression Toward Attachment - Summary by Book Year (1)

($ in millions)			December 31 2009					December 31 2008 (5)
Book Year (2):	Original Book RIF	Progression to Attachment Point	Gross Current RIF	Ceded Current RIF(3)	Net Current RIF	Ever-to- Date Incurred Losses	Reinsurance Benefit (4)	Gross Current RIF	Ceded Current RIF(3)	Net Current RIF	Ever-to- Date Incurred Losses	Reinsurance Benefit (4)

Pre-2006		0-50%	$375	$62	$313	$142		$1,120	$558	$562	$239
Pre-2006		50-75%	325	185	140	86		942	349	593	142
Pre-2006		75-99%	557	231	326	127		1,084	397	687	160
Pre-2006		Attached	1,673	452	1,221	381	$139	1,355	237	1,118	184	$75

Pre-2006 Total	$20,988		$2,930	$930	$2,000	$736	$139	$4,501	$1,541	$2,960	$725	$75

2006		0-50%	$1	$—	$1	$—		$32	$2	$30	$1
2006		50-75%	16	1	15	1		62	4	58	3
2006		75-99%	13	1	12	1		310	42	268	18
2006		Attached	1,695	242	1,453	355	$163	2,074	270	1,804	290	$161

2006 Total	$2,769		$1,725	$244	$1,481	$357	$163	$2,478	$318	$2,160	$312	$161

2007		0-50%	$1	$—	$1	$—		$31	$2	$29	$—
2007		50-75%	12	1	11	—		225	12	213	8
2007		75-99%	15	1	14	1		71	7	64	3
2007		Attached	3,446	391	3,055	437	$191	4,329	454	3,875	350	$147

2007 Total	$4,311		$3,474	$393	$3,081	$438	$191	$4,656	$475	$4,181	$361	$147

2008		0-50%	$298	$22	$276	$6		$2,167	$197	$1,970	$25
2008		50-75%	149	8	141	6		42	4	38	1
2008		75-99%	1,454	166	1,288	56		—	—	—	—
2008		Attached	159	14	145	19	$11	190	15	175	16	$9

2008 Total	$2,386		$2,060	$210	$1,850	$87	$11	$2,399	$216	$2,183	$42	$9

2009		0-50%	$284	$12	$272	$—		$—	$—	$—	$—
2009		50-75%	—	—	—	—		—	—	—	—
2009		75-99%	—	—	—	—		—	—	—	—
2009		Attached	—	—	—	—	$—	—	—	—	—	$—

2009 Total	$298		$284	$12	$272	$—	$—	$—	$—	$—	$—	$—

Quota Share		0-50%	$—	$—	$—	$—		$—	$—	$—	$—
Quota Share		50-75%	—	—	—	—		—	—	—	—
Quota Share		75-99%	—	—	—	—		—	—	—	—
Quota Share		Attached	102	33	69	37	$17	116	37	79	27	$12

Quota Share Total	$313		$102	$33	$69	$37	$17	$116	$37	$79	$27	$12

Total Captive (Including Quota Share)	$31,065		$10,575	$1,822	$8,753	$1,655	$521	$14,150	$2,587	$11,563	$1,467	$404

SmartHome		0-50%	$32	$14	$18	$12		$117	$51	$66	$27
SmartHome		50-75%	71	29	42	23		—	—	—	—
SmartHome		75-99%	—	—	—	—		—	—	—	—
SmartHome		Attached	1,029	492	537	435	$143	1,188	521	667	346	$91

Total SmartHome	$3,900		$1,132	$535	$597	$470	$143	$1,305	$572	$733	$373	$91

(1)	Data is presented in the aggregate for all trusts for captives with risk in force at each period end only. Actual trust attachment points and exit points vary by individual contract. The attachment point is calculated at the contract/deal level and is based on Total Incurred Losses which are defined as claims paid ever-to-date plus loss reserves.
(2)	Book year figures may include loans from additional periods pursuant to reinsurance agreement terms and conditions.
(3)	Risk ceded to reinsurers based on individual contract terms.
(4)	Captive Benefit is defined as ceded reserves at period end plus ever-to-date claims paid by the trust for captives with risk in force at period end only. Reinsurance benefit at December 31, 2009 excludes $71 million of recoveries recognized from the terminations of certain captive reinsurance agreements during the year.
(5)	Revised from December 31, 2008 originally presented.

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2009

Modified Pool

Exhibit P

($ in millions)	December 31 2009		December 31 2008
	$	%	$	%

Primary risk in force by policy year
2005 and prior	$243	41.7%	$295	34.8%
2006	98	16.8%	211	24.9%
2007	235	40.3%	333	39.3%
2008	7	1.2%	8	1.0%

Total	$583	100.0%	$847	100.0%

Primary risk in force by product
Prime	$104	17.8%	$154	18.2%
Alt-A	456	78.2%	668	78.9%
A minus and below	23	4.0%	25	2.9%

Total	$583	100.0%	$847	100.0%

Primary insurance in force by product
Prime	$1,508	16.0%	$3,141	17.0%
Alt-A	7,649	81.2%	15,027	81.4%
A minus and below	258	2.8%	294	1.6%

Total	$9,415	100.0%	$18,462	100.0%

Default Statistics:

Primary Insurance:
Total modified pool
Number of insured loans		42,509		86,350
Number of loans in default		12,677		16,725
Percentage of loans in default		29.82%		19.37%

Radian Group Inc.

Mortgage Insurance Supplemental Information

For the Quarter and Year Ended and as of December 31, 2009

ALT-A

Exhibit Q

	December 31
($ in millions)	2009		2008
	$	%	$	%

Primary risk in force by FICO score
>=740	$1,037	24.7%	$1,227	24.6%
680-739	2,028	48.2%	2,399	48.0%
660-679	610	14.5%	734	14.7%
620-659	500	11.9%	603	12.1%
<=619	29	0.7%	33	0.6%

Total	$4,204	100.0%	$4,996	100.0%

Primary risk in force by LTV
85.00% and below	$977	23.2%	$1,275	25.5%
85.01% to 90.00%	1,805	42.9%	2,077	41.6%
90.01% to 95.00%	1,125	26.8%	1,295	25.9%
95.01% and above	297	7.1%	349	7.0%

Total	$4,204	100.0%	$4,996	100.0%

Primary risk in force by policy year
2005 and prior	$1,363	32.4%	$1,583	31.6%
2006	889	21.2%	1,109	22.2%
2007	1,720	40.9%	2,051	41.1%
2008	231	5.5%	253	5.1%
2009	1	—	—	—

Total	$4,204	100.0%	$4,996	100.0%

Radian Group Inc.

Financial Services Supplemental Information

For the Quarter and Year Ended and as of December 31, 2009

Exhibit R

	Quarter Ended December 31		Year Ended December 31
(In thousands)	2009	2008	2009	2008

Investment in Affiliates-Selected Information

Sherman

Balance, beginning of period	$111,979	$87,217	$99,656	$104,315
Net income for period	9,618	15,754	33,226	59,782
Dividends received	—	—	(11,040)	(35,460)
Other comprehensive loss	(173)	(3,315)	(418)	(3,195)
Adjustment to investment related to buyback of MGIC interest	—	—	—	(25,786)

Balance, end of period	$121,424	$99,656	$121,424	$99,656

Portfolio Information:

Sherman

Total assets	$1,913,296	$2,355,660
Net revenues	$277,611	$345,914	$1,245,686	$1,504,368

Radian Group Inc.

Impact of Mortgage Insurance Terminations

For the Quarter and Year Ended and as of December 31, 2009

Exhibit S

($ in millions)

	As Reported December 31 2009	Impact of Mortgage Insurance Terminations	Prior to Mortgage Insurance Terminations

Primary insurance in force
Prime	$111,398	$1,376	$112,774
Alt-A	22,941	6,094	29,035
A minus and below	9,929	4	9,933

Total Primary	$144,268	$7,474	$151,742

Primary risk in force
Prime	$27,095	$43	$27,138
Alt-A	4,204	194	4,398
A minus and below	2,466	—	2,466

Total Primary	$33,765	$237	$34,002

Pool risk in force
Prime	$1,918	$26	$1,944
Alt-A	246	—	246
A minus and below	534	4	538

Total Pool	$2,698	$30	$2,728

Primary insurance in force-modified pool (1)
Prime	$1,508	$1,376	$2,884
Alt-A	7,649	6,094	13,743
A minus and below	258	4	262

Total Primary	$9,415	$7,474	$16,889

Primary risk in force-modified pool (1)
Prime	$104	$43	$147
Alt-A	456	194	650
A minus and below	23	—	23

Total Primary	$583	$237	$820

Default Statistics:
Total Primary Insurance
Prime
Number of insured loans	667,219	7,259	674,478
Number of loans in default	85,650	1,671	87,321
Percentage of loans in default	12.84%	23.02%	12.95%

Alt-A
Number of insured loans	104,231	29,553	133,784
Number of loans in default	37,472	10,894	48,366
Percentage of loans in default	35.95%	36.86%	36.15%

A minus and below
Number of insured loans	73,219	31	73,250
Number of loans in default	28,876	10	28,886
Percentage of loans in default	39.44%	32.26%	39.43%

Total Primary Insurance
Number of insured loans	844,669	36,843	881,512
Number of loans in default	151,998	12,575	164,573
Percentage of loans in default	17.99%	34.13%	18.67%

Total modified pool insurance (1)
Number of insured loans	42,509	36,840	79,349
Number of loans in default	12,677	12,573	25,250
Percentage of loans in default	29.82%	34.13%	31.82%

Total pool insurance
Number of loans in default	36,397	2,311	38,708

(1)	Included in primary insurance.

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600	Forward-Looking Statements

Some of the statements in this release constitute “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. Generally, words such as “anticipate,” “may,” “will,” “could,” “should,” “would,” “expect,” “intend,” “plan,” “goal,” “contemplate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” or other variations on these and other similar expressions identify forward-looking statements. Forward-looking statements are only predictions and, as such, are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events or our future financial performance that may not prove to be accurate. These statements speak only as of the date of this news release, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual outcomes and results may differ materially from what is expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from those projected in such forward-looking statements include, without limitation, the following:

	•	changes in general financial and political conditions, such as the failure of the U.S. economy to recover from the most recent recession or the U.S. economy reentering a recessionary period following a brief period of stabilization or even growth, the lack of meaningful liquidity in the capital markets or in the credit markets, a prolonged period of high unemployment rates and limited home price appreciation or further depreciation (which has resulted in some borrowers voluntarily defaulting on their mortgages when their mortgage balances exceed the value of their homes), changes or volatility in interest rates or consumer confidence, changes in credit spreads, changes in the way investors perceive the strength of private mortgage insurers or financial guaranty providers, investor concern over the credit quality and specific risks faced by the particular businesses, municipalities or pools of assets covered by our insurance;

	•	catastrophic events or further economic changes in geographic regions where our mortgage insurance or financial guaranty insurance in force is more concentrated;

	•	our ability to successfully execute upon our capital plan for our mortgage insurance business (which depends, in part, on the performance of our financial guaranty portfolio), and if necessary, to obtain additional capital to support new business writings in our mortgage insurance business and the long-term liquidity needs of our holding company;

	•	a further decrease in the volume of home mortgage originations due to reduced liquidity in the lending market, tighter underwriting standards and the decrease in housing demand throughout the U.S.;

	•	our ability to maintain adequate risk-to-capital ratios and surplus requirements in our mortgage insurance business in light of ongoing losses in this business and continued deterioration in our financial guaranty portfolio which, in the absence of new capital, may depend on our ability to execute strategies for which regulatory and other approvals are required and may not be obtained;

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600	•	our ability to continue to effectively mitigate our mortgage insurance losses;
	•	reduced opportunities for loss mitigation in markets where housing values do not appreciate or continue to decline;
	•	the negative impact our increased levels of insurance rescissions and claim denials may have on our relationships with customers, including potentially heightened disputes and litigation;
	•	the concentration of our mortgage insurance business among a relatively small number of large customers;

	•	disruption in the servicing of mortgages covered by our insurance policies;

	•	the aging of our mortgage insurance portfolio and changes in severity or frequency of losses associated with certain of our products that are riskier than traditional mortgage insurance or financial guaranty insurance policies;

	•	the performance of our insured portfolio of higher risk loans, such as Alternative-A (“Alt-A”) and subprime loans, and of adjustable rate products, such as adjustable rate mortgages and interest-only mortgages;

	•	a decrease in persistency rates of our mortgage insurance policies;

	•	an increase in the risk profile of our existing mortgage insurance portfolio due to mortgage refinancing in the current housing market;

	•	further downgrades or threatened downgrades of, or other ratings actions with respect to, our credit ratings or the ratings assigned by the major rating agencies to any of our rated insurance subsidiaries at any time (in particular, the credit rating of Radian Group Inc. and the financial strength ratings assigned to Radian Guaranty Inc.);

	•	heightened competition for our mortgage insurance business from others such as the Federal Housing Administration and the Veterans’ Administration or other private mortgage insurers (in particular those that have been assigned higher ratings from the major rating agencies);

	•	changes in the charters or business practices of Federal National Mortgage Association (“Fannie Mae”) and Freddie Mac, the largest purchasers of mortgage loans that we insure, and our ability to remain an eligible provider to both Freddie Mac and Fannie Mae;

	•	changes to the current system of housing finance, including the possibility of a new system in which private mortgage insurers are not required or its services are significantly limited in scope;

1601 Market Street Philadelphia, Pennsylvania 19103-2337 800 523.1988 215 564.6600	•	the application of existing federal or state consumer, lending, insurance, tax, securities and other applicable laws and regulations, or changes in these laws and regulations or the way they are interpreted; including, without limitation: (i) the outcome of existing investigations or the possibility of private lawsuits or other formal investigations by state insurance departments and state attorneys general alleging that services offered by the mortgage insurance industry, such as captive reinsurance, pool insurance and contract underwriting, are violative of the Real Estate Settlement Procedures Act and/or similar state regulations, (ii) legislative and regulatory changes affecting demand for private mortgage insurance, or (iii) legislation or regulatory changes limiting or restricting our use of (or requirements for) additional capital, the products we may offer, the form in which we may execute the credit protection we provide or the aggregate notional amount of any product we may offer for any one transaction or in the aggregate;

	•	the possibility that we may fail to estimate accurately the likelihood, magnitude and timing of losses in connection with establishing loss reserves for our mortgage insurance or financial guaranty businesses or premium deficiencies for our mortgage insurance business, or to estimate accurately the fair value amounts of derivative instruments in our mortgage insurance and financial guaranty businesses in determining gains and losses on these contracts;

	•	the ability of our primary insurance customers in our financial guaranty reinsurance business to provide appropriate surveillance and to mitigate losses adequately with respect to our assumed insurance portfolio;

	•	volatility in our earnings caused by changes in the fair value of our derivative instruments and our need to reevaluate the premium deficiency in our mortgage insurance business on a quarterly basis;

	•	changes in accounting guidance from the Securities and Exchange Commission or the Financial Accounting Standards Board;

	•	legal and other limitations on amounts we may receive from our subsidiaries as dividends or through our tax- and expense-sharing arrangements with our subsidiaries; and

	•	our investment in, and other arrangements with, Sherman Financial Group LLC, which could be negatively affected in the current credit environment if Sherman is unable to maintain sufficient sources of funding for its business activities or remain in compliance with its credit facilities.

For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should review the risks described under Item 1A, “Risk Factors” under our Annual Report on Form 10-K for the year ended December 31, 2008, our Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2009 and subsequent reports and registration statements filed from time to time with the Securities and Exchange Commission.

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